UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 21, 2010

CENTRAL JERSEY BANCORP

(Exact name of registrant as specified in charter)

New Jersey	0-49925	22-3757709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1903 Highway 35, Oakhurst, New Jersey	07755
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (732) 571-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 8 – Other Events

Item 8.01.	Other Events.

On October 21, 2010, Central Jersey Bancorp (“Central Jersey”) and Kearny Financial Corp. (“Kearny”) issued a press release announcing that Kearny had received the required regulatory approval from the Office of Thrift Supervision to complete Kearny’s acquisition of Central Jersey pursuant to the terms of the Agreement and Plan of Merger entered into by Central Jersey and Kearny on May 25, 2010.  The Agreement and Plan of Merger was approved by the shareholders of Central Jersey on September 14, 2010.  Kearny and Central Jersey anticipate that the merger will close in the fourth quarter of 2010.  A copy of the press release is furnished herewith as Exhibit 99.1.

Forward Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements concerning Central Jersey and Kearny.  We caution that such statements are subject to a number of uncertainties and readers should not place undue reliance on any forward-looking statements. Central Jersey and Kearny do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release re: Kearny Financial Corp. and Central Jersey Bancorp Announce Receipt of OTS Approval of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL JERSEY BANCORP
(Registrant)
By:	/s/ James S. Vaccaro
James S. Vaccaro
President and Chief Executive Officer
Date:  October 22, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release re: Kearny Financial Corp. and Central Jersey Bancorp Announce Receipt of OTS Approval of Merger